AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2002
                                                   REGISTRATION NO. 333-98823
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          EXTENDED SYSTEMS INCORPORATED
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                           82-0399670
-------------------------------                             ----------------
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

   5777 NORTH MEEKER AVENUE
          BOISE, ID                                               83713
   ----------------------                                       ----------
   (ADDRESS OF PRINCIPAL                                        (ZIP CODE)
    EXECUTIVE OFFICES)

                                 1998 STOCK PLAN
         EXTENDED SYSTEMS INCORPORATED 2001 APPROVED SHARE OPTION SCHEME
         ---------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                STEVEN D. SIMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          EXTENDED SYSTEMS INCORPORATED
                            5777 NORTH MEEKER AVENUE
                               BOISE, IDAHO 83713
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (208) 322-7575
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                         PROPOSED       PROPOSED
                                                          MAXIMUM        MAXIMUM
                                           AMOUNT        OFFERING       AGGREGATE       AMOUNT OF
    TITLE OF SECURITIES                    TO BE           PRICE        OFFERING      REGISTRATION
      TO BE REGISTERED                  REGISTERED (1)  PER SHARE (2)   PRICE (2)         FEE
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per          9,995         $7.45        $74,462.75         $6.86
share) reserved for issuance under the
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the     10,000         $6.96        $69,600.00         $6.41
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the      1,000         $6.92         $6,920.00         $0.64
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------

--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the     12,000         $6.85        $82,200.00         $7.57
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the      1,000         $6.68         $6,680.00         $0.62
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the        500         $4.20         $2,100.00         $0.20
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the      1,000         $4.10         $4,100.00         $0.38
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the        500         $3.10         $1,550.00         $0.15
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the        400         $2.40           $960.00         $0.09
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the      1,000         $3.80         $3,800.00         $0.35
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the    100,000         $3.76       $376,000.00        $34.60
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the      2,500         $3.95         $9,875.00        $ 0.91
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the    303,225         $4.05       $1,228,061.25       $112.99
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the    140,000         $2.60        $364,000.00        $33.49
1998 Stock Plan
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the
Extended Systems Incorporated 2001          9,489        $15.125       $143,521.13        $13.21
Approved Share Option Scheme
--------------------------------------  --------------  -------------  -------------  ------------
Common Stock (par value $0.001 per
share) reserved for issuance under the
Extended Systems Incorporated 2001          9,500         $2.60         $24,700.00         $2.28
Approved Share Option Scheme
--------------------------------------------------------------------------------------------------
Totals                                    602,109                      $2,398,530.13     $220.75
==================================================================================================

(1) This Registration Statement is an amendment to the Registrant's Form S-8 Registration Statement (No. 333-98823), filed with the Securities and Exchange Commission on August 28, 2002. This Registration Statement only corrects some clerical errors and does not register additional shares.

(2) Estimated, in accordance with Rule 457(h) of the Regulation C promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

                          EXTENDED SYSTEMS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         We are incorporating by reference into this Registration Statement the following documents that we filed with the Securities and Exchange Commission:

         (a) Our latest Annual Report on Form 10-K for the year ended June 30, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (File No. 000-23597).

         (b) Our Quarterly Reports on Form 10-Q for the quarters ended, September 30, 2001, December 31, 2001, March 31, 2002, filed pursuant to Section 13(a) of the 1934 Act (File No. 000-23597).

         (c) Our Current Report on Form 8-K dated May 28, 2002, filed pursuant to Section 13 or 15(d) of the 1934 Act (File No. 000-23597).

         (d) The description of our Common Stock contained in our Registration Statement on Form 8-A, pursuant to Section 12(b) of the 1934 Act (File No. 1-10658), including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

         All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Our Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Our Bylaws provide for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

         We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

         We carry officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

  EXHIBIT
  NUMBER
    4.1      Form of Common Stock Certificate (1)
    5.1      Opinion of Counsel
   10.2.1    1998 Stock Plan and Form of Stock Option Agreement thereunder (1)
   10.2.2    Amendment 1 to the 1998 Stock Plan (2)
   10.8      Extended Systems Incorporated 2001 Approved Share Option Scheme (2)
   23.1      Consent of Independent Accountants
   23.2      Consent of Counsel (included in Exhibit 5.1)
   24.1      Power of Attorney*

-----------------------------
 *   Previously filed.
(1) Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-42709), as amended, which was declared effective by the Securities and Exchange Commission on March 4, 1998.
(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2001, which was filed with the Securities and Exchange Commission on September 17, 2001.


ITEM 9.  UNDERTAKINGS.

         (a)   We hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to this information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or a controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we hereby certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 12th day of September, 2002.

                                             EXTENDED SYSTEMS INCORPORATED

                                             By: /s/ Karla K. Rosa
                                                 ----------------------------
                                                 Karla K. Rosa
                                                 Vice President of Finance
                                                 and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed on September 12, 2002, by the following persons in the capacities indicated.


       SIGNATURE                                TITLE
       ---------                                -----


/s/ Steven D. Simpson*                 President, Chief Executive
---------------------------            Officer and Director
    Steven D. Simpson

/s/ Karla K. Rosa                      Vice President, Finance, and
---------------------------            Chief Financial Officer (Principal
    Karla K. Rosa                      Financial and Accounting Officer)

/s/ Raymond A. Smelek*                 Director
---------------------------
    Raymond A. Smelek

/s/ Charles W. Jepson*                 Director
---------------------------
    Charles W. Jepson

/s/ John J. Katsaros*                  Director
---------------------------
    John J. Katsaros

/s/ John M. Russell*                   Director
---------------------------
    John M. Russell

/s/ S. Scott Wald*                     Director
---------------------------
    S. Scott Wald

/s/ Douglas B. Winterrowd*             Director
---------------------------
    Douglas B. Winterrowd

*By: /s/ Karla S. Rosa
---------------------------
         Karla S. Rosa
         Attorney-in-fact

                                  EXHIBIT INDEX
--------------------------------------------------------------------------------

ITEM 8.   EXHIBITS.

 EXHIBIT
 NUMBER
 -------
   4.1     Form of Common Stock Certificate (1)
   5.1     Opinion of Counsel
10.2.1     1998 Stock Plan and Form of Stock Option Agreement thereunder (1)
10.2.2     Amendment 1 to the 1998 Stock Plan (2)
  10.8     Extended Systems Incorporated 2001 Approved Share Option Scheme (2)
  23.1     Consent of Independent Accountants
  23.2     Consent of Counsel (included in Exhibit 5.1)
  24.1     Power of Attorney *

-----------------
 *   Previously filed.
(1) Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-42709), as amended, which was declared effective by the Securities and Exchange Commission on March 4, 1998.
(2) Incorporated by reference to our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on September 17, 2001.








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